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                                                                  Exhibit 10(qq)




                                 THIRD AMENDMENT
                                       TO
                   CLEVELAND-CLIFFS INC NONEMPLOYEE DIRECTORS'
                   -------------------------------------------
                                COMPENSATION PLAN
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                                    RECITALS
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         WHEREAS, Cleveland-Cliffs Inc ("Company"), with approval of the
Company's shareholders on May 14, 1996, established the Cleveland-Cliffs Inc Nonemployee Directors' Compensation Plan ("Plan"), effective July 1, 1996; and

         WHEREAS, with approval of the Board of Directors of the Company, the Plan was amended by the First Amendment to the Plan on November 12, 1996; and

         WHEREAS, with the approval of the Board of Directors of the Company, the Plan was amended by the Second Amendment to the Plan on May 13, 1997, and

         WHEREAS, the Company desires to amend the Plan further to provide for an increase in the number of Restricted Shares automatically awarded to Directors and to decrease the portion of a Director's Retainer which must be payable in Shares ("Third Amendment"); and

         WHEREAS, the Board of Directors of the Company has approved the Third Amendment in accordance with the provisions of Section 8.2 of the Plan and such Third Amendment does not require approval by the shareholders of the Company.

         NOW, THEREFORE, the Plan is hereby amended by this Third Amendment, effective as of January 1, 1999, as follows:


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         1. The Plan is amended by deleting in its entirety Section (z) of
Article I and replacing it with:

                  "(z) "Required Retainer Shares": An amount, payable in Shares, constituting 40% of a Director's Retainer."

         2. The Plan is amended by deleting in its entirety Section 3.1(a) of
Article III of the Plan and replacing it with:

                  "(a) Each individual who is first elected or appointed to the Board as a Director on or after January 1, 1999 shall be awarded 2,000 Restricted Shares."

         3. The Plan is amended by deleting in its entirety Section 3.2(a) of
Article III of the Plan and replacing it with:

                  "(a) Retainer. Commencing with the Retainer for the first Accounting Period during 1999, 60% of the Retainer established by the Board from time to time shall be payable in cash and 40% of such Retainer shall be payable as Required Retainer Shares payable on January 1 of the following year (unless deferred in accordance with this Plan)."

         4. The Plan is amended by deleting in its entirety Section 3.2(c) of
Article III of the Plan and replacing it with:

                  "(c) Issuance of Shares. On January 1 of each year beginning with January 1, 2000, the Company shall issue (i) to each Director a number of Required Retainer Shares equal to 40% of such Director's Retainer for each Accounting Period during the prior Plan Year divided by the Fair Market Value per Share on the first day of such Accounting Period and (ii) to each Director who has made an election under Section 3.2(b) a number of Voluntary Shares for each such Accounting Period equal to the portion of such Director's Fees in excess of 40% of such Director's Retainer for such Accounting Period that such Director has elected to receive as Voluntary Shares for such Accounting Period divided by the Fair Market Value per Share on the first day of such Accounting Period (less, in each case, the portion of the Required Retainer Shares and Voluntary Shares the Director elected to defer under Section 4.3). To the extent that the application of the foregoing formula would result in the issuance of fractional Shares, no fractional Shares shall be issued, but instead, the Company shall maintain two separate non-interest-bearing accounts for each Director, which accounts shall be credited with the amount of any Required Retainer Shares or Voluntary Shares, as the case may be, not convertible into

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         whole Shares, which amounts shall be combined with Required Retainer
         Shares and Voluntary Shares, respectively, which are paid for the next following Plan Year. When whole Shares are issued by the Company to the Director on January 1, the amounts in such accounts shall be reduced by that amount which (when added to the Required Retainer Shares and Voluntary Shares for such Director for such quarter) results in the issuance of the maximum number of Shares to such Director. The Company shall pay any and all fees and commissions incurred in connection with the payment of Required Retainer Shares and Voluntary Shares to a Director in Shares."

         5. Except as amended by the First Amendment, the Second Amendment and this Third Amendment, the Plan shall remain in full force and effect.

        Executed in Cleveland, Ohio, as of November 10, 1998.

                                      CLEVELAND-CLIFFS INC


                                      By  /s/ J. S. Brinzo
                                         ---------------------------------------
                                         President and Chief Executive Officer

                                      And /s/ J. E. Lenhard
                                         ---------------------------------------
                                         Secretary







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